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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-85854) pertaining to the 2001 Stock Plan of Coherent, Inc. of our report dated November 5, 2003, with respect to the consolidated financial statements of Lambda Physik AG included in the Annual Report on Form 10-K of Coherent, Inc. for the year ended September 27, 2003, filed with the Securities and Exchange Commission.

Ernst & Young AG
Wirtschaftsprüfungsgesellschaft

Hanover, Germany
May 13, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT AUDITORS